Exhibit 99.4

Unaudited Pro Forma Combined Financial Statements of NIC Inc. and TexasOnline, a division of BearingPoint, Inc.

The accompanying unaudited pro forma combined financial statements have been prepared by NIC Inc. (the “Company”) to reflect its completed acquisition of certain assets from BearingPoint, Inc. (“BearingPoint”), including the TexasOnline project and related agreements, as described in Item 2.01 of the Current Report on Form 8-K filed on May 29, 2009.

The unaudited pro forma combined balance sheet as of March 31, 2009, combines the historical consolidated balance sheet of the Company as of March 31, 2009, as filed with the Securities and Exchange Commission (“SEC”) in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2009, with the historical balance sheet of TexasOnline, a division of BearingPoint, giving effect to the acquisition as if it had occurred on March 31, 2009.

The unaudited pro forma combined statements of income for the year ended December 31, 2008, and the three months ended March 31, 2009, respectively, combine the historical consolidated statements of income of the Company for the year ended December 31, 2008, as filed with the SEC in its annual report on Form 10-K for the year ended December 31, 2008, and for the three months ended March 31, 2009, as filed with the SEC in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2009, with the historical statements of income of TexasOnline, a division of BearingPoint, for the year ended December 31, 2008 and for the three months ended March 31, 2009, giving effect to the acquisition as if the acquisition had occurred on January 1, 2008.

The unaudited pro forma combined financial statements have been prepared based on available information, using assumptions that the Company’s management believes are reasonable. The unaudited pro forma combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transaction been consummated as of January 1, 2008 for the purposes of the unaudited pro forma combined statements of income, and as of March 31, 2009 for the unaudited pro forma combined balance sheet, nor are they necessarily indicative of future results.  As discussed in Note 2 of the notes herein, the Framework Agreement and Service Level Agreements acquired from BearingPoint expired on December 31, 2009. During the third quarter of 2009, the Company entered into a new seven-year contract commencing January 1, 2010 with the state of Texas to manage the state’s official government portal, which contract has terms substantially different than the terms of the contracts acquired by the Company from BearingPoint.  The unaudited pro forma combined financial statements do not reflect any operating efficiencies and associated cost savings that the Company may achieve with respect to the combined companies.

The assumptions used and adjustments made in preparing the unaudited pro forma combined financial statements are described in the notes herein, and should be read in conjunction with the historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s annual report on Form 10-K for the year ended December 31, 2008, and in its quarterly report on Form 10-Q for the three months ended March 31, 2009, as well as the historical financial statements and accompanying notes of TexasOnline, a division of BearingPoint, for the year ended December 31, 2008, and the three months ended March 31, 2009, which are included as Exhibit 99.2 and 99.3, respectively, and other information pertaining to the Company and TexasOnline, a division of BearingPoint, contained in this Form 8-K/A.

NIC Inc.

Unaudited Pro Forma Combined Balance Sheet

March 31, 2009

(in thousands)

		TexasOnline
		Net Assets		Pro Forma
		Acquired		Adjustments		Pro Forma
	NIC Inc.	(Notes 2 and 3)		(Note 3)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$46,690	$—		$(1,500	)(a)	$45,190
Trade accounts receivable	34,935	—		—		34,935
Unbilled revenues	428	—		—		428
Deferred income taxes, net	3,923	—		—		3,923
Prepaid expenses & other current assets	2,330	111	(c)	—		2,441
Total current assets	88,306	111		(1,500)		86,917

Property and equipment, net	6,330	—		—		6,330
Intangible assets	—	—		4,990	(d)	4,990
Deferred income taxes, net	5,479	—		(1,174	)(b)	4,305
Other assets	1,277	—		—		1,277
Total assets	$101,392	$111		$2,316		$103,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,567	$—		$—		$40,567
Accrued expenses	6,974	119	(e)	—		7,093
Application development contracts	165	—		—		165
Other current liabilities	1,115	124	(f)	—		1,239
Total current liabilities	48,821	243		—		49,064

Other long-term liabilities	769	—		—		769
Total liabilities	49,590	243		—		49,833

Commitments and contingencies	—	—		—		—

Shareholders’ equity:
Common stock, $0.0001 par, 200,000 shares authorized, 62,920 shares issued and outstanding	6	—		—		6
Additional paid-in capital	135,999	—		—		135,999
Retained earnings (accumulated deficit)	(84,203)	—		2,184	(g)	(82,019)
Total shareholders’ equity	51,802	—		2,184		53,986
Total liabilities and shareholders’ equity	$101,392	$243		$2,184		$103,819

The accompanying notes to the unaudited pro forma combined financial statement are an integral part of these statements.

NIC Inc.

Unaudited Pro Forma Combined Statement of Income

Year Ended December 31, 2008

(in thousands)

				Pro Forma
				Adjustments		Pro Forma
	NIC Inc.		TexasOnline	(Note 3)		Combined
Revenues:
Portal revenues	$96,795		$49,432	$(16,494	)(h)	$129,733
Software & services revenues	3,780		—	—		3,780
Total revenues	100,575		49,432	(16,494)		133,513
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	53,492		30,374	(10,224	)(h)	73,642
Cost of software & services revenues, exclusive of depreciation & amortization	2,323		—	—		2,323
Selling & administrative	22,518		7,278	(2,131	)(h)	27,665
Depreciation & amortization	3,633		4,428	(149	)(h),(i),(j),(k)	7,912
Total operating expenses	81,966		42,080	(12,504)		111,542
Operating income	18,609		7,352	(3,990)		21,971
Other income (expense):
Interest income	695		—	—		695
Other expense, net	(49)		—	—		(49)
Total other income	646		—	—		646
Income before income taxes	19,255		7,352	(3,990)		22,617
Income tax provision	7,334		2,720	(1,508	)(n)	8,546
Net income	$11,921		$4,632	$(2,482)		$14,071

Basic net income per share	$0.19					$0.23
Diluted net income per share	$0.19					$0.22

Weighted average shares outstanding
Basic	62,531	(o)				62,531	(o)
Diluted	62,710	(o)				62,710	(o)

The accompanying notes to the unaudited pro forma combined financial statement are an integral part of these statements.

NIC Inc.

Unaudited Pro Forma Combined Statement of Income

Three Months Ended March 31, 2009

(in thousands)

				Pro Forma
				Adjustments		Pro Forma
	NIC Inc.		TexasOnline	(Note 3)		Combined
Revenues:
Portal revenues	$26,404		$12,610	$(3,750	)(h)	$35,264
Software & services revenues	1,006		—			1,006
Total revenues	27,410		12,610	(3,750)		36,270
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	14,892		7,991	(2,900	)(h)	19,983
Cost of software & services revenues, exclusive of depreciation & amortization	616		—	—		616
Selling & administrative	6,271		2,059	(585	)(h)	7,745
Depreciation & amortization	936		1,828	(1,601	)(h),(l),(m)	1,163
Total operating expenses	22,715		11,878	(5,086)		29,507
Operating income	4,695		732	1,336		6,763
Other income (expense):
Interest income	41		—	—		41
Other expense, net	(1)		—	—		(1)
Total other income	40		—	—		40
Income before income taxes	4,735		732	1,336		6,803
Income tax provision	1,957		264	505	(n)	2,726
Net income	$2,778		$468	$831		$4,077

Basic net income per share	$0.04					$0.06
Diluted net income per share	$0.04					$0.06

Weighted average shares outstanding
Basic	62,796	(o)				62,796	(o)
Diluted	62,845	(o)				62,845	(o)

The accompanying notes to the unaudited pro forma combined financial statement are an integral part of these statements.

NIC INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.              BASIS OF PRESENTATION

The unaudited pro forma combined financial information included herein gives effect to the Company’s acquisition of certain assets from BearingPoint.  The unaudited pro forma combined balance sheet as of March 31, 2009, combines the historical consolidated balance sheet of the Company as of March 31, 2009, as filed with the SEC in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2009, with the historical balance sheet of TexasOnline, a division of BearingPoint, giving effect to the acquisition as if it had occurred on March 31, 2009.

The unaudited pro forma combined statements of income for the for the year ended December 31, 2008, and the three months ended March 31, 2009, respectively, combines the historical consolidated statements of income of the Company for the year ended December 31, 2008, as filed with the SEC in its annual report on Form 10-K for the year ended December 31, 2008, and for the three months ended March 31, 2009, as filed with the SEC in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2009, with the historical statements of income of TexasOnline, a division of BearingPoint, for the year ended December 31, 2008 and for the three months ended March 31, 2009, as if the acquisition had occurred on January 1, 2008.

The TexasOnline financial statements include allocations of certain indirect corporate expenses incurred by BearingPoint. Allocations for employee benefits include such costs as employer-paid health insurance, stock-based compensation for certain management-level employees, and social security and Medicare contributions, which are incurred at a corporate level within BearingPoint.  Allocations are based on a direct attribution of payroll costs.  These costs are included in the accompanying combined statements of income as cost of portal revenues and were approximately $3.8 million and $1.1 million, respectively, for the year ended December 31, 2008 and the three months ended March 31, 2009.  Management believes that the assumptions and estimates used to allocate employee benefit costs to the Division were reasonable.

Allocations for general and administrative expenses include expenses such as executive and operations management, technical consultation, human resource management, information technology, security and legal, accounting support, payroll processing, office rent and similar costs.  Allocations for general and administrative expenses are proportional in relation to the overall project based on certain direct contracts costs, professional compensation and other costs of service.  These costs are included in the accompanying combined statements of income as general and administrative expenses and were $7.3 million and $2.1 million, respectively, for the year ended December 31, 2008 and the three months ended March 31, 2009. Management believes that the assumptions and estimates used to allocate general and administrative expenses to the Division were reasonable.

All significant intercompany accounts and transactions have been eliminated.

NIC INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

2.              ACQUISITION OF BUSINESS

On May 29, 2009, the Company, through its indirect wholly-owned subsidiary TXNICUSA, LLC, completed the acquisition of certain assets from BearingPoint, including the TexasOnline project and related agreements.  The acquired assets were part of BearingPoint’s North American Public Services Unit which BearingPoint previously agreed to sell to Deloitte LLP (“Deloitte”) pursuant to an Asset Purchase Agreement dated March 23, 2009 (“Asset Purchase Agreement”).  BearingPoint had previously filed for relief under Chapter 11 of the U.S. Bankruptcy Code in February 2009.  Pursuant to the terms of the Asset Purchase Agreement, Deloitte designated the Company as the acquirer of certain designated contracts and assets, and the Company acquired the rights to the designated contracts and the assets directly from BearingPoint.

The assets acquired by the Company included all of BearingPoint’s right, title and interest in and to the following:

(1)   the Texas Electronic Framework Agreement dated May 5, 2000, as amended and renewed, between the Department of Information Resources, an agency of the state of Texas (“DIR”), and the predecessor to BearingPoint (“Framework Agreement”), and related service level agreements with various governmental agencies and entities in the State of Texas (“Service Level Agreements”) (all of which expired on December 31, 2009);

(2)   the Master Work Order Agreement dated May 17, 2008 (“Master Work Order”), including the underlying Master Work Order Projects attached thereto as exhibits (“Master Work Order Projects”), between the DIR and BearingPoint (with certain Master Work Order Projects expiring August 31, 2012 and others expiring August 31, 2014); and

(3)   certain contracts with subcontractors and service providers relating to the provision of products and services pursuant to the Framework Agreement, the Service Level Agreements and the Master Work Order. In addition, the Company is licensing from Deloitte certain intellectual property relating to the acquired contracts.

The Company paid Deloitte $1.5 million in cash in exchange for the designation of the Company as the acquirer of the designated contracts and assets from BearingPoint.  The Company funded the purchase price from its existing cash resources.  In addition, the Company has designated an affiliate of Deloitte as the subcontractor on certain of the Master Work Order Projects under the Master Work Order, and entered into a Subcontract Agreement (“Subcontract”) with the affiliate of Deloitte.

The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (Revised 2007), Business Combinations.  Accordingly, net assets were recorded at their estimated fair values.  The fair value of the identifiable assets acquired and liabilities assumed exceeded the fair value of the consideration paid, resulting in a bargain purchase.

The TexasOnline historical balance sheet includes only the net assets acquired as of March 31, 2009.  TexasOnline assets acquired by the Company included (a) intangible assets related to the rights to the Framework Agreement and the rights to the Master Work Order and (b) certain prepaid assets.  Liabilities assumed were for accrued expenses and deferred revenue.

NIC INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following table summarizes the purchase price allocation of net tangible and intangible assets acquired (in thousands).  The change in the value of net assets acquired between March 31, 2009 and May 29, 2009 is not material.

May 29, 2009

Intangible assets subject to amortization:
Rights to the Framework Agreement	$3,940
Rights to the Master Work Order	1,050
Total intangible assets	4,990
Prepaid expenses & other current assets	111
Accrued expenses	(119)
Other current liabilities	(124)
Deferred tax liability on nonrecurring gain on acquisition of business	(1,174)
Net assets acquired	3,684
Purchase price	1,500
Nonrecurring gain on acquisition of business (net of tax)	$2,184

Upon acquisition, the Company recorded a deferred tax liability of approximately $1.2 million related to the excess of the book value of net assets acquired over the tax basis.

Identifiable intangible assets acquired that are subject to amortization include the rights to the Framework Agreement and the rights to the Master Work Order.  The Company used the discounted cash flow method to estimate the fair value of these intangible assets.  Intangible assets are amortized over their estimated useful lives, which approximates the underlying contractual terms of the assets.

The following presents the estimated useful lives of identifiable intangible assets acquired for the purposes of these pro forma financial statements:

Useful life
Rights to the Framework Agreement	7 months
Rights to the Master Work Order	39 months

The Company recognized approximately $0.8 million of acquisition-related costs, including legal, accounting, and valuation services, in 2009.  Such amounts are not reflected in the accompanying unaudited pro forma combined financial statements.

3.              PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined financial statements:

Pro Forma Combined Balance Sheet Adjustments

(a)	Represents the total cash consideration paid by the Company for the acquired assets from BearingPoint.

(b)	Represents deferred tax liability offset against nonrecurring gain on acquisition related to the excess

NIC INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

of the book value of net assets acquired over the tax basis.

(c)	Represents estimated fair value of prepaid assets acquired.

(d)	Represents estimated fair value of identifiable intangible assets acquired.

(e)	Represents estimated fair value of liability assumed for accrued expenses.

(f)	Represents estimated fair value of liability assumed for deferred revenue.

(g)	Represents nonrecurring gain on acquisition (net of deferred tax liability) due to bargain purchase.

Pro Forma Combined Statements of Income Adjustments

(h)	Adjustments to reflect activity with Deloitte and its affiliates as outlined through provisions in the Master Work Order and Subcontract.

(i)

Represents incremental intangible asset amortization expense totaling approximately $3.9 million for the year ended December 31, 2008 related to the acquisition of the rights to the Framework Agreement.

(j)	Represents incremental intangible asset amortization expense totaling approximately $0.3 million for the year ended December 31, 2008 related to the acquisition of the rights to the Master Work Order.

(k)

Represents elimination of depreciation expense totaling approximately $2.8 million for the year ended December 31, 2008, as all capital assets had been transferred to either the state of Texas or Deloitte as of the acquisition date.

(l)

Represents incremental intangible asset amortization expense totaling approximately $0.1 million for the three months ended March 31, 2009 related to the acquisition of the rights to the Master Work Order.

(m)

Represents elimination of depreciation expense totaling approximately $1.2 million for the three months ended March 31, 2009, as all capital assets had been transferred to either the state of Texas or Deloitte as of the acquisition date.

(n)	To record the income tax expense associated with TexasOnline operating results and the pro forma adjustments at a statutory rate of approximately 37.8 percent.

(o)

Pro forma combined basic and diluted earnings per common share are based on the Company’s historical weighted average shares outstanding during the year ended December 31, 2008 and the three months ended March 31, 2009.